Exhibit 1.1

No. 2723534

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ASTRAZENECA PLC

Incorporated 17 June 1992

Registered Office:

2 Kingdom Street

LONDON W2 6BD

COMPANY NO. 2723534

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AstraZeneca PLC

(adopted by special resolution
passed on 24 April 2015)

Preliminary

Table A	1. The regulations in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions	2. In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

Approved Depositary means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the directors whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the directors for the purpose of these Articles;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

director means a director of the Company;

dividend means dividend or bonus;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

member means a member of the Company;

office means the registered office of the Company;

Ordinary Shares means the ordinary shares of US$0.25 each in the Company;

paid means paid or credited as paid;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778 of the Act;

register means either or both of the issuer register of members and the Operator register of members of the Company;

Redeemable Preference Shares means the redeemable preference shares of £1.00 each in the Company;

Regulations means the Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

Construction	3. Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Share capital and limited liability

Limited liability	4.1 The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Rights attaching to Redeemable Preference Shares	4.2 The rights attaching to the Redeemable Preference Shares are as follows:

(a)	On a distribution of assets of the Company among its members on a winding up or other return of capital (other than a redemption or purchase by the Company of its own shares), the holders of the Redeemable Preference Shares shall be entitled, in priority to any holder of any Ordinary Shares, to receive an amount equal to the aggregate of the capital paid up or credited as paid up on each Redeemable Preference Share.

(b)	Save as provided in Article 4.2(a), the holders of the Redeemable Preference Shares shall not be entitled to any participation in the profits or assets of the Company.

(c)	The holders of Redeemable Preference Shares have no right to receive notice of and do not have the right to attend any general meeting of the Company subject to the following exceptions:

(i)	if it is proposed at the meeting to consider any resolution approving the winding up of the Company, the holders of the Redeemable Preference Shares shall be entitled to attend such a meeting but not to speak or vote;

(ii)	if it is proposed at the meeting to consider any resolution which abrogates or adversely varies or otherwise directly adversely affects the special rights and privileges attaching to the Redeemable Preference Shares, the holders of the Redeemable Preference Shares shall have the right to attend such a meeting and to speak and vote only on such resolution or any motion for adjournment of the meeting before such resolution is voted on.

(d)	If entitled to vote at a general meeting of the Company, every holder of Redeemable Preference Shares present in person or by proxy (or, being a corporation, by a duly authorised representative) shall have one vote for every 50,000 Redeemable Preference Shares held by him.

(e)	Notwithstanding the rights of the holders of Redeemable Preference Shares under Article 4.2(a), the written consent of the holders of three quarters in nominal value of the issued Redeemable Preference Shares or the sanction of a special resolution passed at a separate general meeting of the holders of the Redeemable Preference Shares is required if the special rights and privileges attaching to the Redeemable Preference Shares are to be abrogated, or adversely varied or otherwise directly adversely affected in any way. The creation, allotment or issue of shares or securities which rank in priority to or equally with the Redeemable Preference Shares (or of any right to call for the allotment or issue of such shares or securities) is for these purposes deemed not to be an abrogation or variation or to have an effect on the rights and privileges attaching to Redeemable Preference Shares.

(f)	All provisions of the Articles relating to general meetings of the Company shall apply mutatis mutandis to every general meeting of the holders of the Redeemable Preference Shares.

(g)	Subject to the Act, the Company shall have the right at any time to redeem any such Redeemable Preference Share (provided that it is credited as fully paid) by giving to the registered holder not less than 7 days written notice of its intention to do so (the Redemption Notice).

(h)	The Redemption Notice must specify the number of Redeemable Preference Shares to be redeemed, the amount payable on redemption and the time (Redemption Date) and place at which:

(i)	the share certificates in respect of the Redeemable Preference Shares must be delivered to the Company for cancellation; and

(ii)	the Company shall pay to the registered holders of the Redeemable Preference Shares to be redeemed the redemption money in respect of such Redeemable Preference Shares and the holders of the Redeemable Preference Shares to be redeemed shall be bound by the Redemption Notice.

(i)	The amount to be paid on redemption of each Redeemable Preference Share shall equal the amount credited as paid up on it (excluding any share premium) and in the case of a partial redemption proportionately in respect of each holding of Redeemable Preference Shares; and if, in accordance with the Act, the Redeemable Preference Shares shall not on any such date be capable of being redeemed by the Company, such redemption shall be effected as soon as is possible after the Redeemable Preference Shares shall have become capable of being redeemed.

(j)	If any holder of a Redeemable Preference Share to be redeemed fails or refuses to surrender the share certificate(s) or indemnity for such Redeemable Preference Share (or fails or refuses to accept the redemption money payable in respect of it), the Company shall retain such money and hold it on trust for such holder without interest but, nevertheless, the Redeemable Preference Shares shall be redeemed and cancelled by the Company and the Company shall have no further obligation whatsoever to the holder of a Redeemable Preference Share.

(k)	No Redeemable Preference Share shall be redeemed otherwise than out of distributable profits or the proceeds of a fresh issue of shares made for the purposes of the redemption or out of capital to the extent permitted by the Act.

(l)	No Redeemable Preference Share redeemed by the Company shall be capable of re-issue and on redemption of any Redeemable Preference Shares the directors may convert the share capital created as a consequence of such redemption into shares of any other class of share capital into which the share capital of the Company is or may at that time be divided of a like nominal amount (as nearly as may be) as the shares of such class then in issue or into unclassified shares of the same.

Shares with special rights	5.1 Subject to the provisions of the Companies Acts and without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be classified and be issued in any currency with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the board may classify and determine) and the Company may issue any shares which are, or at the option of the Company or the holder are liable to be redeemed on such terms and in such manner as may be provided by these Articles.

Uncertificated shares	6.1 Subject to the provisions of the Regulations, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares	6.2 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.

Exercise of Company’s entitlements in respect of uncertificated shares	6.3 Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)	to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

Section 551 authority	7.1 The board has general and unconditional authority for each prescribed period to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company.:

(a)	up to an aggregate nominal amount equal to the first section 551 amount; and

(b)	comprising equity securities up to an aggregate nominal amount of the second section 551 amount (including within such limit any shares issued or rights granted under Article 7.1(a) above) in connection with an offer by way of a rights issue:

(i)	to the holders of ordinary shares in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to the holders of other equity securities if this is required by the rights of those securities or, if the board considers it necessary, as permitted by the rights of those securities;

and so that the board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter.

Section 561 disapplication	7.2 The board is generally empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 7.1 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to:

(a)	the allotment of equity securities in connection with an offer of equity securities (but in the case of the authority granted under Article 7.1(b), by way of a rights issue only):

(i)	to the holders of ordinary shares in proportion (as nearly as may be practicable) to their existing holdings; and

(ii)	to the holders of other equity securities if this is required by the rights of those securities or, if the board considers it necessary, as permitted by the rights of those securities;

and so that the board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

(b)	in the case of the authority granted under Article 7.1(a), the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities for cash up to the section 561 amount.

This Article 7.2 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article the words “pursuant to the authority conferred by Article 7.1” were omitted.

Allotment after expiry	7.3 The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 7.1 or a power given pursuant to Article 7.2 has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Definitions	7.4 In this Article and in Articles 7.1, 7.2 and 7.3:

prescribed period means any period for which the authority conferred by Article 7.1 is given by ordinary or special resolution stating the first section 551 amount and the second section 551 amount and/or the power conferred by Article 7.2 is given by special resolution stating the section 561 amount;

first section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution;

second section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.

Residual allotment powers	8. Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 9:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)	the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable shares	9. Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

Commissions	10. The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not recognised	11. Except as required by law, or as otherwise provided by these Articles, the Company shall recognise no person as holding any share on any trust and the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

Variation of rights

Method of varying rights	12.1 Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)	with the consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by, or on behalf of, the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by, or on behalf of, one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

When rights deemed to be varied	12.2 For the purposes of Article 12.1, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)	the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

Share certificates

Members’ rights to certificates	13. Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board. Every certificate shall:

(a)	be executed under the seal or otherwise in accordance with Article 111 or in such other manner as the board may approve; and

(b)	specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement certificates	14. If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

Lien

Company to have lien on shares	15.1 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

Enforcement of lien by sale	15.2 The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale	15.3 To give effect to that sale the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the Company’s powers under Article 6.3 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds	15.4 The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

Calls on shares

Power to make calls	16.1 Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made	16.2 A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders	16.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable	16.4 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls	16.5 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differen- tiation on calls	16.6 Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance	16.7 The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

Forfeiture and surrender

Notice requiring payment of call	17.1 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non- compliance	17.2 If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares	17.3 Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company’s powers under Article 6.3. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture	17.4 A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender	17.5 The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights	17.6 The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender	17.7 A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of shares

Form and execution of transfer of certificated share	18.1 Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Transfers of partly paid certificated shares	18.2 The board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of certificated shares	19.1 The board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)	is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)	is in respect of only one class of shares; and

(c)	is in favour of not more than four transferees.

Transfers by recognis- ed persons	19.2 In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register	20. If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator instruction was received, as the case may be.

No fee payable on registra- tion	21. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers	22. The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

Transmission of shares

Transmis- sion	23. If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted	24.1 A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

24.2          The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission	24.3 A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 24.1, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 119. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

Alteration of share capital

New shares subject to these Articles

25          All shares created by increase of the Company's share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles including, without limitation, provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions arising	26. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

General meetings

Annual general meetings	27. The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Class meetings	28. All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two persons holding or representing by proxy or corporate representative at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy or corporate representative, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy or corporate representative may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him provided that, where more than one corporate representative purport to exercise a power in respect of the same shares:

(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

Convening general meetings	29. The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the board shall promptly convene a general meeting in accordance with the requirements of the Companies Acts. If there are insufficient directors available to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

Notice of general meetings

Period of notice	30.1 An annual general meeting shall be called by at least 21 clear days’ notice. Subject to the provisions of the Companies Acts, all other general meetings may be called by at least 14 clear days’ notice.

Recipients of notice	30.2 Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general	31.1 Subject to the provisions of the Companies Acts, the notice shall specify the time, date and place of the meeting (including, without limitation, any satellite meeting place arranged for the purposes of Article 32.1, which shall be identified as such in the notice) and the general nature of the business to be dealt with.

Contents of notice: additional requirements	31.2 In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Article 32.3 arrangements	31.3 The notice shall include details of any arrangements made for the purpose of Article 32.3 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place	32.1 The board (or the chairman of the meeting in the case of an adjourned meeting) may resolve to enable persons entitled to attend a general meeting (or an adjourned general meeting, as the case may be) to do so by simultaneous attendance and participation at one or more satellite meeting places anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate	32.2 If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 32.1, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 38.2 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings	32.3 The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance	32.4 The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 32.3 (including, without limitation, the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 32.3. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting	32.5 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 32.1 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 32.1 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 32.1 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)	no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two leading national daily newspapers with appropriate circulation in the United Kingdom and in “Post och Inrikes Tidningar” and one leading Swedish daily newspaper and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom or overseas as may be specified by, or on behalf of, the Company in accordance with Article 60.1(a) or, if in electronic form, be received at the address (if any) specified by, or on behalf of, the Company in accordance with Article 60.1(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Meaning of participate	32.6 For the purposes of Articles 32.1 to 32.5, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to send notice etc.	33.1 The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Acts (or equivalent legislation in any jurisdiction) or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts (or equivalent legislation in any jurisdiction) or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security	33.2 The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Proceedings at general meetings

Quorum	34. No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

(a)	each is a qualifying person only because he is authorised under the Companies Acts to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article a “qualifying person” means: (i) an individual who is a member of the Company; (ii) a person authorised under the Companies Acts to act as a representative of a corporation which is a member of the Company in relation to the meeting; or (iii) a person appointed as proxy of a member of the Company in relation to the meeting.

If quorum not present	35. If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may, subject to the provisions of the Companies Acts, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman	36. The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, a deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person to be chairman.

Directors entitled to speak	37. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment: chairman’s powers	38.1 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 32.2), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures	38.2 Any such adjournment may, subject to the provisions of the Companies Acts, be for such time and to such other place or places as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. The discretion of the chairman shall include the discretion as to whether to make arrangements for a satellite meeting place in respect of the adjourned meeting and whether the meeting place of the adjourned meeting should be in a different country from the original principal meeting place. Any member unable to be present at the adjourned meeting may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 60.1 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 60.1(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which the chairman has determined that the provisions of Article 32.1 should apply) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

Amendments to resolutions	39. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)	at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by, or on behalf of, the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by, or on behalf of, the Company for that purpose, or

(b)	the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of voting	40. A resolution put to the vote of a general meeting shall be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the provisions of the Companies Acts, a poll may be demanded by:

(a)	the chairman of the meeting; or

(b)	(except on the election of the chairman of the meeting or on a question of adjournment) at least five members present in person or by proxy having the right to vote on the resolution; or

(c)	any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)	any member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

Declaration of result	41. Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll	42. The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll	43. Subject to Article 44, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken	44. A poll demanded on the election of a chairman or on a question of adjournment shall be taken at the meeting at which it is demanded. A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll	45. No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

Effectiveness of special resolutions	46. Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

Votes of members

Right to vote on a show of hands	47. Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a show of hands:

(a)	every member who is present in person shall have one vote;

(b)	subject to paragraph (c), every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote;

(c)	a proxy has one vote for and one vote against the resolution if:

(i)	the proxy has been duly appointed by more than one member entitled to vote on the resolution, and

(ii)	the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

Right to vote on a poll	48. Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Votes of joint holders	49. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity	50. A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears	51. No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Section 793 of the Act: restrictions if in default	52.1 If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)	in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)	where the default shares represent at least one-quarter of one per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares), the direction notice may additionally direct that in respect of the default shares:

(i)	no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 118.1;

(ii)	no transfer of any default share shall be registered unless:

(A)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)	the transfer is an approved transfer; or

(C)	registration of the transfer is required by the Regulations.

Copy of notice to interested persons	52.2 The Company shall send a copy of the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

Service on Approved Depositaries	52.3 Where any person appearing to be interested in shares has been duly served with a section 793 notice and the shares in which he appears to be interested are held by an Approved Depositary, the provisions of this Article shall be treated as applying only to those shares held by the Approved Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

Obligations of Approved Depositaries	52.4 Where the member on which a section 793 notice is duly served is an Approved Depositary acting in its capacity as such, the obligations of the Approved Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the directors pursuant to which it was appointed as an Approved Depositary and the default shares shall be those shares held by it in respect of which it or any other person has not complied with such obligations.

When restrictions cease to have effect	52.5 Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the board.

Board may cancel restrictions	52.6 The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares	52.7 The Company may exercise any of its powers under Article 6.3 in respect of any default share that is held in uncertificated form.

Supplementary provisions	53.1 For the purposes of this Article and Articles 52.1 to 52.7:

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which either: (i) names such person as being so interested; or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)	the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Section 794 of the Act	53.2 Nothing contained in Articles 52.1 to 52.7 or Article 53.1 limits the power of the Company under section 794 of the Act.

Errors in voting	54. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting	55. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting: additional provisions	56. On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Proxies and corporate representatives

Appointment of proxy: form	57. The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:

(a)	in hard copy form; or

(b)	in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy	58. The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by, or on behalf of, the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointer or any person duly authorised by the appointer or, if the appointer is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other provisions	59. The board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Delivery/receipt of proxy appointment	60.1 Without prejudice to Article 32.5(b) or to the third sentence of Article 38.2, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by, or on behalf of, the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by, or on behalf of, the Company in relation to the meeting;

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 32.5) at which the person named in the appointment proposes to vote; or

(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Acts or to any other address specified by, or on behalf of, the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by, or on behalf of, the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by, or on behalf of, the Company and identifies the Company;

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 32.5) at which the person named in the appointment proposes to vote; or

(c)	in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)	if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

In calculating the periods mentioned in this Article, the board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

Authentication of proxy appointmen t not made by holder	60.2 Subject to the provisions of the Companies Acts, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)	that holder shall, if requested by, or on behalf of, the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

Validity of proxy appointment	60.3 A proxy appointment which is not delivered or received in accordance with Article 60.1 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was delivered or received last (regardless of when it was executed or by what means it was delivered or received) shall be treated as replacing and revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Acts, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy	61. A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Votes by proxy	62. The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives	63. Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person:

(a)	on a vote on a resolution on a show of hands at a meeting of the Company, each authorised person has the same voting rights as the grantor would be entitled to; and

(b)	where paragraph (a) does not apply and more than one authorised person purport to exercise a power in respect of the same shares:

(i)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority	64. The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of a poll demanded by him at a meeting; or

(c)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by, or on behalf of, the Company in accordance with Article 60.1(a) or in electronic form received at the address specified by, or on behalf of, the Company in accordance with Article 60.1(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Number of directors

Limits on number of directors	65. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than 5 nor more than 14.

Appointment and retirement of directors

Number of directors to retiret	66. At the annual general meeting of the Company in every year, all of the directors shall retire. A retiring director shall be eligible for re-election.

Appointment of directors	67. The Company at the meeting at which a director retires in manner aforesaid may, subject to Article 69, fill the vacated office by electing a person thereto. In default the retiring director shall, if offering himself for re-election, be deemed to have been re-elected, unless:

(a)	at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-election of such director shall have been put to the meeting and lost; or

(b)	such director has given notice to the Company that he is unwilling to be re-elected.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without a break.

Separate resolutions on appointment	68. A resolution for the election of 2 or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Eligibility for election	69. No person (other than a director retiring at the general meeting in question) shall be appointed a director at any general meeting unless:

(a)	he is recommended by the Company’s Nomination Committee; or

(b)	not less than seven nor more than 42 days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice executed by that person of his willingness to be appointed.

Additional powers of the Company	70. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board	71. The directors shall have the power to appoint as a director any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and in either case, whether or not for a fixed term, provided such director has been nominated by the Company’s Nomination Committee, but so that the total number of directors shall not at any time exceed the number fixed by or pursuant to Article 65. Any director so appointed shall hold office only until the next annual general meeting and shall then be eligible for re-election.

Share qualification	72. By way of qualification, a director shall be required to be the beneficial owner of Ordinary Shares of the Company of aggregate nominal amount of US$125, such qualification to be obtained within 2 months of the date of his appointment.

Alternate directors

Power to appoint alternates	73. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

Alternates entitled to receive notice	74. An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointer is a member, to attend and vote at any such meeting at which his appointer is not personally present, and generally to perform all the functions of his appointer (except as regards power to appoint an alternate) as a director in his absence. It shall not be necessary to send notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director	75. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates	76. An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment	77. An alternate director shall cease to be an alternate director:

(a)	if his appointer ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his re-appointment; or

(b)	on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)	if he resigns his office by notice to the Company.

Method of appointment and revocation	78. Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 73) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by, or on behalf of, the Company for that purpose.

Alternate not an agent of appointer	79. Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Powers of the board

Business to be managed by board	80. Subject to the provisions of the Companies Acts and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company including, without limitation, the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights	81. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Delegation of powers of the board

Committees of the board	82. The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee. The co-opted members shall be less than one-half of the total membership of the committee.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying, provided that: (i) the quorum of any meeting or adjourned meeting shall consist of a majority of directors; (ii) where the resolution is passed at a meeting of the committee, a majority of the members present are directors; and (iii) where the resolution is passed by the committee in writing pursuant to Article 103, a majority of those who agree to the resolution are directors.

Local boards, etc.	83. The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents	84. The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines including, without limitation, authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title “director”	85. The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Borrowing Powers

Power to borrow	86. The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Disqualification and removal of directors

Disqualification as a director	87. A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms;

(f)	that person has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his alternate director (if any) has not attended in his place during that period and the board resolves that his office be vacated;

(g)	he does not within 2 months from the date of his appointment obtain his qualification holding or, after the expiration of such period, he ceases at any time to hold his qualification holding. A person vacating office under this sub-clause shall be incapable of being re-appointed a director of the Company until he has obtained his qualification holding; or

(h)	that person receives notice signed by not less than three-quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director: (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.

Power of Company to remove director	88. The Company may, without prejudice to the provisions of the Companies Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article.

Non-executive directors

Ordinary remuneration	89. The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate £2,250,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional remuneration	90. Any director who does not hold executive office and who serves on any committee of the board or, at the request of the board, goes or resides abroad for any purpose of the Company or otherwise performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 89) be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

Directors’ expenses

Directors may be paid expenses	91. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

Executive directors

Appointment to executive office	92. Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms including, without limitation, terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office	93. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the board	94. The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description including, without limitation, admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

Directors’ interests

Authorisation under s175 of the Act

95.1          For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of these Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Director may contract with the Company and hold other offices etc	95.2 Provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)	in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

Remuneration, benefits etc.	95.3 A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)	the acceptance, entry into or existence of which has been approved by the board pursuant to Article 95.1 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 95.2;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

Notification of interests	95.4 Any disclosure required by Article 95.2 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.

Duty of confidentiality to another person	95.5 A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 95.1. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

(a)	to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his duties as a director of the Company.

Consequences of authorisation	95.6 Where the existence of a director’s relationship with another person has been approved by the board pursuant to Article 95.1 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

Without prejudice to equitable principles or rule of law	95.7 The provisions of Articles 95.5 and 95.6 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in Article 95.6, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

Gratuities, pensions and insurance

Gratuities and pensions	96.1 The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance	96.2 Without prejudice to the provisions of Article 140, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)	a director, officer, or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in Article 96.2(a) are or have been interested,

including, without limitation, insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account	96.3 No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Act	97. The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

Proceedings of the board

Convening meetings	98. Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit (including holding meetings outside the United Kingdom). A director may, and the secretary at the request of a director shall, call a meeting of the board. Questions arising at any meeting shall be decided by a majority of votes of those attending, such majority representing not less than one-third of all directors. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. It shall be necessary to give reasonable notice of a meeting of directors to all directors taking into account the residence of the directors. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum	99. The quorum necessary for the transaction of the business of the directors shall be a majority of the full board of directors, of whom at least 4 must be non-executive directors. A person who holds office only as an alternate director may, if his appointer is not present, be counted in the quorum. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum	100. The continuing directors may act notwithstanding any vacancies in their number, but, if the number of directors is less than the minimum number fixed by the Articles, the continuing directors may act only for the purpose of filling vacancies to that minimum number or of calling a general meeting.

Chairman and deputy chairman

101.          The board may appoint one of their number to be the chairman, and one or more of their number to be the deputy chairman or deputy chairmen, of the board and may at any time remove either or any of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead any director appointed as a deputy chairman (and if more than one deputy chairman has been appointed, the director who has held the office of deputy chairman for the longest period), shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor a deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board	102. All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing	103. A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)	a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Acts for a document in the relevant form;

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his agreement to the proposed written resolution, his appointer need not also signify his agreement; and

(d)	if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.

Meetings by telephone etc.	104. Without prejudice to the first sentence of Article 98, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by telephonic or electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Directors’ power to vote on contracts in which they are interested	105.1 Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution concerns one or more of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)	the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)	a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)	a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)	a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

Interests of alternative directors	105.2 For the purposes of this Article, in relation to an alternate director, an interest of his appointer shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

Suspension or relaxation of voting prohibition by ordinary resolution	105.3 The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of proposals	106. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive	107. If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

Secretary

Appointment and removal of secretary	108. Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Minutes

Minutes required to be kept	109.1 The board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers made by the board; and

(b)	all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors and others present at each such meeting.

Conclusiveness of minutes	109.2 Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

The seal

Authority required for execution of deed	110. The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for shares and debentures	111. The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Registers

Overseas and local registers	112. Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts	113. Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including, without limitation, the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

Dividends

Declaration of dividends	114. Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends	115. Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a)	pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and payment in different currencies	116.1 Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment of dividends	116.2 Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie	117.1 A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets including, without limitation, paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution including, without limitation: (a) the fixing of the value for distribution of any assets; (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members; and (c) the vesting of any asset in a trustee.

Dividends in specie cont.	117.2 In respect of any interim dividend declared by the board pursuant to Article 115, the board may, if authorised by an ordinary resolution of the Company, determine that such interim dividend shall be satisfied wholly or partly by the distribution of assets including, without limitation, paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution including, without limitation, any of the arrangements referred to in Article 117.1.

Scrip dividends: authorising resolution	118.1 The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 118.2 or, subject to those provisions, specified in the Resolution.

Scrip dividends: procedures	118.2 The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 118.1.

(a)	The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)	Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)	equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange plc, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii)	calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c)	On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)	The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)	The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in Article 118.2(b). For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including, without limitation, the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 118.2(b).

(g)	The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h)	No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including, without limitation, payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by, or on behalf of, any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)	The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j)	The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted deductions and retentions	119. The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. If a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Methods of payment to holders and others entitled	120.1 Any dividend or other moneys payable in respect of a share may be paid (whether in sterling or foreign currency) by such method or combination of methods as the board, in its absolute discretion, may decide. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the board may decide, the board may decide that payment shall be made wholly or partly:

(a)	by inter-bank transfer or by electronic means or by any other means to an account (of a type approved by the board) nominated by the holder in writing or in such other manner as the board may decide;

(b)	in respect of an uncertificated share, by means of the relevant system (subject to the facilities and requirements of the relevant system); or

(c)	by cheque or warrant or any similar financial instrument made payable to or to the order of the holder.

Election if more than one payment method available	120.2 If the board decides in accordance with Article 120.1 that more than one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders:

(a)	of the methods of payment decided by the board; and

(b)	that the holders may nominate one of these methods of payment in writing or in such other manner as the board may decide;

and if any holder does not nominate a method of payment pursuant to paragraph (b) of this Article, the dividend or other moneys may be paid by such method as the board may decide.

Notification if one payment method available	120.3 If the board decides in accordance with Article 120.1 that only one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any holder or group of holders, the Company may notify the relevant holders accordingly.

Failure to nominate an account	120.4 If the board decides that a payment of a dividend or other moneys payable in respect of a share to any holder or group of holders shall be made to an account (of a type approved by the board) nominated by the holder, but any holder does not nominate such an account, or does not provide the details necessary to enable the Company to make a payment to the nominated account, or a payment to the nominated account is rejected or refunded, the Company shall treat the payment as an unclaimed dividend and Article 123.1 shall apply.

Entitlement by transmission	120.5 Without prejudice to Article 119, if a person is entitled by transmission to a share, the Company may, for the purposes of Articles 120.1, 120.2 and 120.4, rely in relation to the share on his written direction, designation or agreement, or notice to the Company.

Joint entitlement	120.6 If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may (without prejudice to Article 119):

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purposes of Articles 120.1, 120.2 and 120.4, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post	120.7 A cheque or warrant or any similar financial instrument may be sent by post:

(a)	if a share is held by a sole holder, to the registered address of the holder of the share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)	without prejudice to Article 119, if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 131; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk	121. Payment of a cheque or warrant or similar financial instrument by the bank on which it was drawn, or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the board directly to an account (of a type approved by the board), or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent, or transfer of funds or payment made, in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 120.1.

Interest not payable	122. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Treatment of unclaimed dividends or amounts treated as unclaimed	123.1 The amount of any unclaimed dividend, or any amount treated as an unclaimed dividend pursuant to Article 120.4, or other moneys payable in respect of a share that are unclaimed, may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a holder if those instruments have been returned undelivered to, or left uncashed by, that holder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the holder’s new address. The entitlement conferred on the Company by this Article in respect of any holder shall cease if the holder claims a dividend or cashes a dividend warrant, cheque or similar financial instrument. Any dividend, or any amount treated as an unclaimed dividend pursuant to Article 120.4, or any other moneys payable in respect of a share, that has or have remained unclaimed for 12 years from the date when it or they became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company.

Capitalisation of profits and reserves

Power to capitalise	124. The board may with the authority of an ordinary resolution of the Company:

(a)	subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund including, without limitation, the Company’s share premium account and capital redemption reserve, if any;

(b)	appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)	apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)	allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)	where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including, without limitation, authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)	the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g)	generally do all acts and things required to give effect to the ordinary resolution; and

(h)	for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

Record dates

Record dates for dividends etc.	125. Notwithstanding any other provision of these Articles, the Company or the board may:

(a)	fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)	for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (which shall, if the board so specifies, be calculated taking no account of any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)	for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

Accounts

Rights to inspect records	126. No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts	127. Subject to the Companies Acts, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company’s debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Strategic report and supplementary material	128. Subject to the Companies Acts, the requirements of Article 127 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a strategic report with supplementary material, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

Notices

When notice required to be in writing	129. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of Company sending notice	130.1 Subject to Article 129 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Acts shall, the necessary changes having been made, also apply to sending or supplying any document or informationrequired or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member etc. sending notice	130.2 Subject to Article 129 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)	the determined form and means are permitted by the Companies Acts for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Acts; and

(b)	unless the board otherwise permits, any applicable condition or limitation specified in the Companies Acts including, without limitation, as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Companies Acts for authentication of a document or information sent in the relevant form.

Notice to joint holders	130.3 In the case of joint holders of a share, any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Deemed receipt of notice	130.4 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications	130.5 The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission	131. A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom or overseas as may be supplied for that purpose by, or on behalf of, the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice	132. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 52.1 to a person from whom he derives his title.

Proof of sending/when notices etc. deemed sent by post	133.1 Where a document or information is sent or supplied by post (including by airmail), service or delivery shall be deemed to be received at the expiration of 48 hours after the time when the cover containing the same is posted and proof that such cover was properly addressed, stamped and posted shall be conclusive evidence that the document or information was sent. All shareholders’ notices shall be published in Swedish in “Post och Inrikes Tidningar” and one leading Swedish daily newspaper. All notices shall, subject to Article 134.1 and 134.2, be posted to overseas shareholders in a way designed to permit receipt within the deemed notice period or by airmail. Proof that a document or information was properly addressed, pre-paid and posted shall be conclusive evidence that the document or information was sent or supplied.

Uncontactable shareholders	133.2 A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)	on at least two consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied.

When notices etc. deemed sent by hand	133.3 A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

When notices etc. deemed sent by electronic means	133.4 Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc. deemed sent by website	133.5 A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the document or information was first made available on the website; or

(b)	if later, when the member is deemed by Article 133.1, 133.3 or 133.4 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

Notice during disruption of services postal	134.1 Subject to the Companies Acts, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post by reason of the suspension or curtailment of postal services within the United Kingdom or Sweden, notice of a general meeting shall nonetheless be deemed to have been duly given to all the members and other persons entitled thereto if published in at least 2 leading national daily newspapers with appropriate circulation in the United Kingdom or in “Post och Inrikes Tidningar” and one leading Swedish daily newspaper (as appropriate) and such notice shall be deemed to have been sent to all members and other persons entitled to have notice of meetings sent to them at noon on the day on which the first such advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post to those members (and other persons entitled thereto) affected by the suspension or curtailment of postal services, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom or Sweden (as appropriate) again becomes practicable.

Notice during a technical failure	134.2 Subject to the Companies Acts, if at any time the Company is unable effectively to convene a general meeting by notices sent by electronic communication as a result of general technical failure, notice of a general meeting shall nonetheless be deemed to have been duly given to all the members and other persons entitled thereto if published in at least 2 leading national daily newspapers with appropriate circulation in the United Kingdom or in “Post och Inrikes Tidningar” and one leading Swedish daily newspaper (as appropriate) and such notice shall be deemed to have been duly served on all members and other persons entitled to have notice of meetings sent to them at noon on the day on which the first such advertisement appears. In any such case, the Company shall send confirmatory copies of the notice in electronic form to those members (and other persons entitled thereto) affected by the general technical failure, if at least seven days before the meeting the sending of notices in electronic form again becomes practicable.

Notice by advertisement

135.         Subject to the Companies Acts, any notice required to be given by the Company to members and not expressly provided for by these Articles shall be sufficiently given by advertisement. Any notice required to be or which may be given by advertisement shall be advertised once in one national leading daily newspaper in London and once in “Post och Inrikes Tidningar” and one leading Swedish daily newspaper and such notice shall be deemed to have been given at noon on the day on which the first such advertisement appears.

Nothing herein shall affect any requirement of the Companies Acts that any particular offer, notice or other document be served in any particular manner.

Destruction of documents

Power of Company to destroy documents	136.1 The Company shall be entitled to destroy:

(a)	all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)	all paid dividend warrants, cheques and similar financial instruments at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)	all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents	136.2 It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 136.1 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 136.1 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 136.1 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article 136.1 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)	the provisions of this Article and Article 136.1 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)	nothing in this Article or Article 136.1 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 136.1 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 136.1; and

(g)	any reference in this Article or Article 136.1 to the destruction of any document includes a reference to its disposal in any manner.

Untraced shareholders

Power to dispose of shares of untraced shareholders	137.1 The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)	during the period of 12 years before the date of the publication of the advertisements referred to in Article 137.1(b) (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques and similar financial instruments which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)	the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)	during the relevant period and the period of three months following the publication of the advertisements referred to in Article 137.1(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

Transfer on sale	137.2 To give effect to any sale pursuant to Article 137.1, the board may:

(a)	where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer	137.3 An instrument of transfer executed by that person in accordance with Article 137.2(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 137.2(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale	137.4 The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to those net proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

Winding up

Liquidator may distribute in specie	138. If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)	divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator	139. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

Indemnity

Indemnity to directors and officers	140. Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.

Approved Depositaries

Appointment of proxies by Approved Depositaries	141. An Approved Depositary may appoint as its proxy or proxies such person or persons as it thinks fit and may determine the method by which, and the terms on which, such appointments are made, save that each such appointment shall specify the number of shares in respect of which the appointment is made and the aggregate number of shares in respect of which appointments subsist at any one time shall not exceed the aggregate number of shares (such aggregate number of shares, the Depositary Shares) which for the time being shall be registered in the name of the Approved Depositary or its nominee.

Register of Appointed Proxies	142. The Approved Depositary shall maintain a register or system(s) (the Proxy Register) in which shall be recorded the names and addresses and such other details as the directors may determine of each person who is for the time being so appointed as a proxy pursuant to Article 141 (an Appointed Proxy) and the number of Depositary Shares (his Appointed Number) in respect of which his appointment for the time being subsists. The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

Rights of Appointed Proxies	143. Subject to the Companies Acts and to the provisions of these Articles, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

(a)	shall upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number of the Depositary Shares as though such shares were registered in the name of the Appointed Proxy and, in relation to his appointment as an Appointed Proxy, as though he were a person appointed as proxy in accordance with these Articles; and

(b)	shall himself be entitled, in accordance with Articles 57 and 58, to appoint another person as his proxy in relation to his Appointed Number of Depositary Shares, so that the provisions of these Articles shall apply in the same way in relation to a person appointed pursuant to this Article as though such shares were registered in the name of the Appointed Proxy.

Notices to Appointed Proxies	144. The Company may send to the Appointed Proxies as appearing in the Proxy Register at their addresses as shown in the Proxy Register all notices and other documents or information which are sent to the holders of shares.

Payment of dividends to Appointed Proxies	145. The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary in respect of the shares concerned.

146.

Approved Depositary Record Date	(a) For the purposes of determining which persons are entitled as Appointed Proxies:

(i)	to exercise the rights conferred by Article 143;

(ii)	to receive documents sent pursuant to Article 144; and

(iii)	to be paid dividends pursuant to Article 145,

and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for such purpose, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an Approved Depositary Record Date) determined by the Approved Depositary in consultation with the Company.

(b)	When an Approved Depositary Record Date is determined for a particular purpose:

(i)	the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Approved Depositary Record Date; and

(ii)	changes to entries in the Proxy Register after the close of business on the Approved Depositary Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

Trusts not recognised	147. Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 143(b) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the share in respect of which the Appointed Proxy has been appointed.

Validity of appointments in respect of Depositary Shares	148. If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall, if arising at or in relation to a general meeting, be determined by the chairman of the meeting and, if arising in any other circumstances, be determined by the directors whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested.

SUMMARY OF RESOLUTIONS PASSED AT GENERAL MEETINGS RELATING TO MEMORANDUM AND ARTICLES OF ASSOCIATION OF ASTRAZENECA PLC

Date	Resolution Type	Content

10.06.92	Special	Name changed to ICI Bioscience PLC

24.09.92	Special	Name changed to Hackplimco (No. Five) Public Limited Company

15.02.93	Special	Name changed to ZENECA Group PLC

20.04.93	Ordinary	Issued and unissued share capital subdivided from Ordinary Shares of £1 to 25 pence

20.04.93	Ordinary	Increase in authorised capital to £300,000,000

20.04.93	Special	Memorandum of Association altered & new Articles of Association adopted

06.05.94	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to £63,629,075 (b) Section 89 amount to £11,818,546

12.05.95	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to £63,489,394 (b) Section 89 amount to £11,825,530

10.05.96	Special	Renewal of Directors' power to allot shares etc. and to amend (a) Section 80 amount to £63,331,608 (b) Section 89 amount to £11,833,419

23.05.97	Special	Renewal of Directors' power to allot shares etc. and to amend (a) Section 80 amount to £63,234,078 (b) Section 89 amount to £11,838,296

22.05.98	Special	Renewal of Directors' power to allot shares etc. and to amend (a) Section 80 amount to £62,720,832 (b) Section 89 amount to £11,863,958

18.02.99	Conditional Special (confirmed 6 April 1999)

Name changed to

AstraZeneca PLC

Share capital cancelled and immediately increased to US$600,000,000 divided into 2,400,000,000 shares of US$0.25 each

50,000 £1 redeemable preference shares created

Memorandum of Association altered & new Articles of Association adopted

Renewal of Directors' power to allot shares etc. and to amend

(a)   Section 80 amount to

US$592,976,839

(b)   Section 89 amount to

US$22,236,631

26.05.00	Special	New Articles of Association adopted Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$147,513,446 (b) Section 89 amount to US$22,127,017

26.04.01	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$147,242,667 (b) Section 89 amount to US$22,086,400

25.04.02	Special	New Articles of Association adopted Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$145,373,900 (b) Section 89 amount to US$21,806,085

30.04.03	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$143,222,194 (b) Section 89 amount to US$21,483,329

29.04.04	Special	New Articles of Association adopted Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$140,456,500 (b) Section 89 amount to US$21,068,475

28.04.05	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$136,488,521 (b) Section 89 amount to US$20,473,278

27.04.06	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$131,364,668 (b) Section 89 amount to US$19,704,700

26.04.07	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$127,127,735 (b) Section 89 amount to US$19,069,160

24.04.08	Special	Amendment to Article 81 to increase aggregate remuneration of non-executive directors from £1,100,000 to £1,750,000

24.04.08	Special	Amendment to Article 87 (Directors’ Interests) (Effective as from 1 October 2008)

24.04.08	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$121,417,688 (b) Section 89 amount to US$18,212,653

30.04.09	Special	Renewal of Directors’ power to allot shares etc. and to amend (a) Section 80 amount to US$120,636,176 (b) Section 89 amount to US$18,095,426

29.04.10	Special	New Articles of Association adopted

24.04.15	Special	New Articles of Association adopted

Contents

Clause	Page

Preliminary	2
Table A	2
Definitions	2
Construction	4
Share capital and limited liability	5
Limited liability	5
Rights attaching to Redeemable Preference Shares	5
Shares with special rights	7
Uncertificated shares	7
Not separate class of shares	7
Exercise of Company’s entitlements in respect of uncertificated shares	7
Section 551 authority	8
Section 561 disapplication	8
Allotment after expiry	9
Definitions	9
Residual allotment powers	9
Redeemable shares	10
Commissions	10
Trusts not recognised	10
Variation of rights	10
Method of varying rights	10
When rights deemed to be varied	10
Share certificates	11
Members’ rights to certificates	11
Replacement certificates	11
Lien	12
Company to have lien on shares	12
Enforcement of lien by sale	12
Giving effect to sale	12
Application of proceeds	12
Calls on shares	12
Power to make calls	12
Time when call made	12
Liability of joint holders	12
Interest payable	13
Deemed calls	13
Differentiation on calls	13
Payment of calls in advance	13
Forfeiture and surrender	13
Notice requiring payment of call	13
Forfeiture for non-compliance	13

Sale of forfeited shares	14
Liability following forfeiture	14
Surrender	14
Extinction of rights	14
Evidence of forfeiture or surrender	14
Transfer of shares	15
Form and execution of transfer of certificated share	15
Transfers of partly paid certificated shares	15
Invalid transfers of certificated shares	15
Transfers by recognised persons	15
Notice of refusal to register	15
No fee payable on registration	15
Retention of transfers	15
Transmission of shares	15
Transmission	15
Elections permitted	16
Elections required	16
Rights of persons entitled by transmission	16
Alteration of share capital	16
New shares subject to these Articles	16
Fractions arising	16
General meetings	17
Annual general meetings	17
Class meetings	17
Convening general meetings	17
Notice of general meetings	17
Period of notice	18
Recipients of notice	18
Contents of notice: general	18
Contents of notice: additional requirements	18
Article 32.3 arrangements	18
General meetings at more than one place	18
Interruption or adjournment where facilities inadequate	18
Other arrangements for viewing and hearing proceedings	19
Controlling level of attendance	19
Change in place and/or time of meeting	19
Meaning of participate	20
Accidental omission to send notice etc.	20
Security	20
Proceedings at general meetings	20
Quorum	20
If quorum not present	21
Chairman	21
Directors entitled to speak	21
Adjournment: chairman’s powers	21
Adjournment: procedures	21

Amendments to resolutions	22
Methods of voting	22
Declaration of result	23
Withdrawal of demand for poll	23
Conduct of poll	23
When poll to be taken	23
Notice of poll	23
Effectiveness of special resolutions	24
Votes of members	24
Right to vote on a show of hands	24
Right to vote on a poll	24
Votes of joint holders	24
Member under incapacity	24
Calls in arrears	24
Section 793 of the Act: restrictions if in default	25
Copy of notice to interested persons	25
Service on Approved Depositaries	25
Obligations of Approved Depositaries	26
When restrictions cease to have effect	26
Board may cancel restrictions	26
Conversion of uncertificated shares	26
Supplementary provisions	26
Section 794 of the Act	27
Errors in voting	27
Objection to voting	27
Voting: additional provisions	27
Proxies and corporate representatives	27
Appointment of proxy: form	27
Execution of proxy	27
Proxies: other provisions	27
Delivery/receipt of proxy appointment	27
Authentication of proxy appointment not made by holder	29
Validity of proxy appointment	29
Rights of proxy	29
Votes by proxy	29
Corporate representatives	29
Revocation of authority	30
Number of directors	30
Limits on number of directors	30
Appointment and retirement of directors	30
Number of directors to retire	30
Appointment of directors	30
Separate resolutions on appointment	31
Eligibility for election	31
Additional powers of the Company	31
Appointment by board	31
Share qualification	31

Alternate directors	31
Power to appoint alternates	31
Alternates entitled to receive notice	32
Alternates representing more than one director	32
Expenses and remuneration of alternates	32
Termination of appointment	32
Method of appointment and revocation	32
Alternate not an agent of appointer	32
Powers of the board	33
Business to be managed by board	33
Exercise by Company of voting rights	33
Delegation of powers of the board	33
Committees of the board	33
Local boards, etc.	33
Agents	34
Offices including the title “director”	34
Borrowing Powers	34
Power to borrow	34
Disqualification and removal of directors	34
Disqualification as a director	34
Power of Company to remove director	35
Non-executive directors	35
Ordinary remuneration	35
Additional remuneration	35
Directors’ expenses	35
Directors may be paid expenses	35
Executive directors	36
Appointment to executive office	36
Termination of appointment to executive office	36
Emoluments to be determined by the board	36
Directors’ interests	36
Authorisation under s175 of the Act	36
Director may contract with the Company and hold other offices etc	37
Remuneration, benefits etc.	37
Notification of interests	37
Duty of confidentiality to another person	38
Consequences of authorisation	38
Without prejudice to equitable principles or rule of law	38
Gratuities, pensions and insurance	38
Gratuities and pensions	38
Insurance	39
Directors not liable to account	39
Section 247 of the Act	39
Proceedings of the board	39

Convening meetings	39
Quorum	40
Powers of directors if number falls below minimum	40
Chairman and deputy chairman	40
Validity of acts of the board	40
Resolutions in writing	40
Meetings by telephone etc.	41
Directors’ power to vote on contracts in which they are interested	41
Interests of alternative directors	42
Suspension or relaxation of voting prohibition by ordinary resolution	42
Division of proposals	42
Decision of chairman final and conclusive	42
Secretary	43
Appointment and removal of secretary	43
Minutes	43
Minutes required to be kept	43
Conclusiveness of minutes	43
The seal	43
Authority required for execution of deed	43
Certificates for shares and debentures	43
Registers	43
Overseas and local registers	43
Authentication and certification of copies and extracts	44
Dividends	44
Declaration of dividends	44
Interim dividends	44
Declaration and payment in different currencies	44
Apportionment of dividends	45
Dividends in specie	45
Dividends in specie cont.	45
Scrip dividends: authorising resolution	45
Scrip dividends: procedures	45
Permitted deductions and retentions	47
Methods of payment to holders and others entitled	47
Election if more than one payment method available	47
Notification if one payment method available	48
Failure to nominate an account	48
Entitlement by transmission	48
Joint entitlement	48
Payment by post	48
Discharge to Company and risk	48
Interest not payable	49
Treatment of unclaimed dividends or amounts treated as unclaimed	49
Capitalisation of profits and reserves	49
Power to capitalise	49
Record dates	50

Record dates for dividends etc.	50
Accounts	51
Rights to inspect records	51
Sending of annual accounts	51
Strategic report and supplementary material	51
Notices	51
When notice required to be in writing	51
Methods of Company sending notice	51
Methods of member etc. sending notice	52
Notice to joint holders	52
Deemed receipt of notice	52
Terms and conditions for electronic communications	52
Notice to persons entitled by transmission	52
Transferees etc. bound by prior notice	53
Proof of sending/when notices etc. deemed sent by post	53
Uncontactable shareholders	53
When notices etc. deemed sent by hand	53
When notices etc. deemed sent by electronic means	53
When notices etc. deemed sent by website	54
Notice during disruption of services postal	54
Notice during a technical failure	54
Notice by advertisement	55
Destruction of documents	55
Power of Company to destroy documents	55
Presumption in relation to destroyed documents	55
Untraced shareholders	56
Power to dispose of shares of untraced shareholders	56
Transfer on sale	56
Effectiveness of transfer	57
Proceeds of sale	57
Winding up	57
Liquidator may distribute in specie	57
Disposal of assets by liquidator	57
Indemnity	57
Indemnity to directors and officers	57
Approved Depositaries	58
Appointment of proxies by Approved Depositaries	58
Register of Appointed Proxies	58
Rights of Appointed Proxies	58
Notices to Appointed Proxies	58
Payment of dividends to Appointed Proxies	59
Approved Depositary Record Date	59
Trusts not recognised	59
Validity of appointments in respect of Depositary Shares	59